                                    EXHIBIT A

            To the Amended and Restated Investment Advisory Agreement Between SSgA Funds Management, Inc. and SPDR(R) Series Trust

     As consideration for the Adviser's services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund's average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, payments under each Fund's Rule 12b-1 plan, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee's counsel fees), litigation expenses and other extraordinary expenses.


                                                                      ANNUAL % OF AVERAGE DAILY
FUND                                                                          NET ASSETS
----                                                                  -------------------------
SPDR(R) DJ Wilshire Total Market ETF                                             0.20%
SPDR(R) DJ Wilshire Large Cap ETF                                                0.20%
SPDR(R) DJ Wilshire Large Cap Growth ETF                                         0.20%
SPDR(R) DJ Wilshire Large Cap Value ETF                                          0.20%
SPDR(R) DJ Wilshire Mid Cap ETF                                                  0.25%
SPDR(R) DJ Wilshire Mid Cap Growth ETF                                           0.25%
SPDR(R) DJ Wilshire Mid Cap Value ETF                                            0.25%
SPDR(R) DJ Wilshire Small Cap ETF                                                0.25%
SPDR(R) DJ Wilshire Small Cap Growth ETF                                         0.25%
SPDR(R) DJ Wilshire Small Cap Value ETF                                          0.25%
SPDR(R) DJ Global Titans ETF                                                     0.50%
SPDR(R) DJ Wilshire REIT ETF                                                     0.25%
SPDR(R) KBW Bank ETF                                                             0.35%
SPDR(R) KBW Capital Markets ETF                                                  0.35%
SPDR(R) KBW Insurance ETF                                                        0.35%
SPDR(R) Morgan Stanley Technology ETF                                            0.50%
SPDR(R) S&P(R) Dividend ETF                                                      0.35%
SPDR(R) S&P(R) Aerospace & Defense ETF*                                          0.35%
SPDR(R) S&P(R) Biotech ETF                                                       0.35%
SPDR(R) S&P(R) Building & Construction ETF*                                      0.35%
SPDR(R) S&P(R) Computer Hardware ETF*                                            0.35%
SPDR(R) S&P(R) Computer Software ETF*                                            0.35%
SPDR(R) S&P(R) Health Care Equipment ETF*                                        0.35%
SPDR(R) S&P(R) Health Care Services ETF*                                         0.35%
SPDR(R) S&P(R) Homebuilders ETF                                                  0.35%
SPDR(R) S&P(R) LeisureTime ETF*                                                  0.35%
SPDR(R) S&P(R) Metals & Mining ETF                                               0.35%
SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF                                0.35%
SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF                            0.35%
SPDR(R) S&P(R) Outsourcing & IT Consulting ETF*                                  0.35%
SPDR(R) S&P(R) Pharmaceuticals ETF                                               0.35%


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

SPDR(R) S&P(R) Retail ETF                                                        0.35%
SPDR(R) S&P(R) Semiconductor ETF                                                 0.35%
SPDR(R) S&P(R) Telecom ETF*                                                      0.35%
SPDR(R) S&P(R) Transportation ETF*                                               0.35%
SPDR(R) KBW Regional Banking(SM)TF                                               0.35%
SPDR(R) KBW Mortgage Finance(SM) ETF*                                            0.35%
SPDR(R) Barclays Capital 1-3 Month T-Bill ETF                                  0.1345%
SPDR(R) Barclays Capital Intermediate Term Treasury ETF                        0.1345%
SPDR(R) Barclays Capital Long Term Treasury ETF                                0.1345%
SPDR(R) Barclays Capital TIPS ETF                                              0.1845%
SPDR(R) Barclays Capital Aggregate Bond ETF                                    0.1845%
SPDR(R) Barclays Capital Municipal Bond ETF                                      0.30%
SPDR(R) Barclays Capital International Treasury Bond ETF                         0.50%
SPDR(R) Barclays Capital Short Term Municipal Bond ETF                           0.20%
SPDR(R) Barclays Capital California Municipal Bond ETF                           0.20%
SPDR(R) Barclays Capital New York Municipal Bond ETF                             0.20%
SPDR(R) Barclays Capital High Yield Bond ETF                                     0.40%
SPDR(R) DB International Government-Inflation Protected Bond ETF                 0.50%
SPDR(R) Barclays Capital Short Term International Treasury Bond ETF              0.50%
SPDR(R) Barclays Capital Intermediate Term Credit Bond ETF                       0.15%
SPDR(R) Barclays Capital Long Term Credit Bond ETF                               0.15%
SPDR(R) Barclays Capital Convertible Bond ETF                                    0.40%
SPDR(R) Barclays Capital Mortgage Backed Bond ETF                                0.20%

*    The Fund is registered but not operational

Dated: January 15, 2009


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